OPTION AGREEMENT

Dated April 25, 2005

Between: Rudolf Wahl, Russel Renner and James Bond

And: Ripple Lake Diamonds Inc.

INDEX

1.

GRANT OF OPTION

2.

OPTION ONLY

3.

EXERCISE OF OPTION

4.

CONDITIONS PRECEDENT

5.

RIGHT OF ENTRY

6.

REPRESENTATIONS AND WARRANTIES OF OPTIONOR

7.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

8.

COVENANTS OF OPTIONOR

9.

COVENANTS OF THE OPTIONEE

10.

TERMINATION

11.

INDEPENDENT ACTIVITIES

12.

CONFIDENTIALITY OF INFORMATION

13.

DELAYS

14.

ASSIGNMENT

16.

NOTICES

17.

GENERAL TERMS AND CONDITIONS

The Properties

Schedule B      Net Returns Interest

OPTION AGREEMENT

THIS AGREEMENT is made as of the 25th day of April, 2005.

BETWEEN:

Rudolf Wahl

33.3%

Client # : 206079

Address:

mailing / claims

Box 1022

Marathon, Ontario

POT 2EO

Phone: 807-229-1165

Russel Renner

33.3%

Client #:186885

Address:

mailing / claims

Box 794

Marathon, Ontario

POT 2EO

Phone: 807-229-0650

James Bond

33.4%

Client # :109716

Address:

mailing / Claims

Box 299

Moorefield, West Virginia. US

26836

Phone: 304-530-7701

 (hereinafter called "the Optionor")

OF THE FIRST PART

AND:

RIPPLE LAKE DIAMONDS INC. a British Columbia company, having its head office at Suite 305 - 595 Howe Street, Vancouver, British Columbia, V6C 2T5

(hereinafter called "the Optionee")

OF THE SECOND PART

WHEREAS:

A.

The Optionor is the owner of those blocks of mineral claims in the Province of Ontario described in Schedule A hereto (the “Properties”).

B.

The Optionee has agreed to acquire an option on the Properties on the terms herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereafter set out, the parties hereto agree as follows:

1.

GRANT OF OPTION

1.1

The Optionor hereby grants to the Optionee an option (the "Option") to purchase a 100% interest in the Properties, exercisable up to April 30, 2008.

1.2

The Optionee will pay to the Optionor for the grant of the option the sum of $7,000 on the date of execution of this option agreement. In addition, in order to maintain the Option in good standing the Optionee will:

(a)

issue 20,000 shares of the Optionee immediately following the Optionee’s receipt of the acceptance of this option agreement by the TSX Venture Exchange

(b)

deliver the following shares and cash payments of the Optionee to the Optionor :

Date

April 30, 2006……20,000 shares………..$10,000 Cash

April 30, 2007……20,000 shares………..$10,000 Cash

April 30, 2008……20,000 shares………..$20,000 Cash

(c)

 make all expenditures required to maintain such Properties in good standing in accordance with the laws of Ontario during the term of this Option Agreement; and

(d)

at all times during commercial production of diamonds from the Properties pay to the Optionor 2 % of Net Returns from the Properties as defined in and on the terms set out in Schedule B to this Option Agreement.

2.

OPTION ONLY

2.1

This Option Agreement represents an option only, and after the Optionee has delivered to the Optionor the consideration set out in clause 1.02(a), the Optionee shall be under no further obligation to the Optionor and may discontinue its option in respect of the Properties at any time by giving notice of discontinuance to the Optionor.  No act done or payment made by the Optionee hereunder shall obligate the Optionee to do any further act or make any further payment.

3.

EXERCISE OF OPTION

3.1

The Optionee may exercise this option by making the payments and performing the additional obligations set out in clauses 1.01 (a) to (c) above.  Alternatively, at any time prior to any of the dates set out in paragraph 1.01 (b) above the Optionor may purchase the Properties by paying to the Optionor all of the consideration remaining to be paid for the balance of the term of the Option.

4.

CONDITIONS PRECEDENT

4.1

The obligations of each of the parties under this Option Agreement are subject to the receipt of all required approvals to the transactions contemplated by this Option Agreement from the TSX Venture Exchange (the “TSX”).

5.

RIGHT OF ENTRY

5.1

During the currency of this Option Agreement, prior to exercising the Option the Optionee, its servants, agents and workmen and any persons duly authorized by the Optionee, shall have the unrestricted right of access to and from the Properties and to;

(a)

enter upon the  Properties;

(b)

have exclusive and quiet possession of the Properties; and

(c)

conduct mineral exploration and development on the Properties.

6.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR

6.1

The Optionor hereby represents and warrants to the Optionee that:

(a)

 the Optionor has the full right title and interest in and to the Properties free and clear of all liens charges and encumbrances and interests of other parties;

(b)

all assessment work required to be filed against and all taxes required to be paid to the date of this Option Agreement in respect of the Properties have been filed and paid;

(c)

there is no litigation or administrative or governmental proceedings or enquiries pending or to the knowledge of the Optionor, threatened, relating to the Optionor, the Optionor’s business or the Properties, nor does the Optionor know of or have any reasonable grounds for believing that there is any basis for any such actions, proceedings or enquiries;

(d)

no proceedings are pending for and the Optionor is unaware of any basis for the institution of any proceedings which could lead to the placing of the Optionor in bankruptcy or subject the Optionor to any other laws governing the affairs of insolvent persons and;

(e)

The entry into this Option Agreement by the Optionor will not cause or constitute a breach of any other agreement to which the Optionor is a party or may be bound, and will not constitute a violation of any order, rule or regulation which has or may have an effect on the Optionor.

6.2

The representations and warranties hereinbefore set out are conditions upon which the Optionee has relied in entering into this Option Agreement and shall survive the exercise of the Option and the Optionor will indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Option Agreement.

7.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

7.1

The Optionee represents and warrants to the Optionor that:

(a)

it has full corporate power and authority to enter into this Option Agreement;

(b)

the entering into of this Option Agreement does not conflict with any applicable laws or with its charter documents nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is party or by which it is bound.

7.2

The representations and warranties hereinbefore set out are conditions upon which the Optionor has relied in entering into this Option Agreement and shall survive the exercise of the Option and the Optionee will indemnify and save the Optionor harmless from all losses, damages, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Option Agreement.

8.

COVENANTS OF THE OPTIONOR

8.1

The Optionor hereby covenants with and to the Optionee that:

(a)

it will, within 10 days of the execution and delivery of this Option Agreement, provide the Optionee with all of the reports, maps, surveys, data and other information in its possession or under its control relating to the mineral potential of the  Properties; and

(b)

during the existence of this Option Agreement not deal, or attempt to deal with its right, title and interest in and to the Properties in any way that would or might affect the right of the Optionee to become vested of its interest in and to the Properties, free and clear of any liens, charges and encumbrances except the interests of the Optionor;

(c)

upon receipt by the Optionor of all of the payments and shares referred to in paragraph 1.02 above, the Optionor will convey title to the Properties to the Optionee free and clear of all encumbrances except for the Net Returns royalty.

9.

COVENANTS OF THE OPTIONEE

9.1

The Optionee covenants and agrees with the Optionor that until the Option is exercised or terminated it shall:

(a)

carry out and record or cause to be carried out and recorded all such assessment work upon the Properties under option as may be required in order to maintain such Properties in good standing at all times during the term of this Option Agreement;

(b)

keep such Properties clear of liens and other charges arising from its operations thereon;

(c)

carry on all operations on such Properties in compliance with all applicable governmental regulations and restrictions;

(d)

pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees charged or levied with respect to such Properties or the Optionee's operations thereon;

(e)

indemnify and hold the Optionor harmless from any and all liabilities, costs, damages or charges arising from the failure of the Optionee to comply with the covenants contained in this article or otherwise arising from its operations on the Properties;

(f)

allow the Optionor access at all reasonable times and intervals to all maps, reports, assay results and other factual technical data prepared or obtained by the Optionee in connection with its operations on the Properties;

(g)

use its best efforts to file with, and have the TSX accept, this Option Agreement.

10.

TERMINATION

10.1

If the Optionee fails to make any payment or fails to do any thing on or before the last day provided for such payment or performance under this Option Agreement, the Optionor may terminate this Option Agreement but only if:

(a)

it shall have first given to the Optionee written notice of the failure containing particulars of the payment which the Optionee has not made or the act which the Optionee has not performed; and

(b)

 The Optionee has not, within thirty business days following delivery of the Optionor's notice, if the default relates to a cash payment, or sixty days for all other defaults, given notice to the Optionor that it has cured such failure.

Should the Optionee fail to deliver any notice provided for in subparagraph  within the time provided above, this Option Agreement shall be deemed to have terminated on the day following the last day provided for the payment or performance the failure of which by the Optionee caused the Optionor to issue the notice referred to in subparagraph  hereof.

10.2

Upon termination of this Option Agreement:

(a)

the Optionee will deliver to the Optionor, within thirty days of the effective date of termination, copies of all maps, reports, assay results and other data and documentation relating to its operations on the Properties;

(b)

the Optionee will forfeit any and all interest in the Properties hereunder and will cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which were not satisfied on the effective date of termination; and

(c)

the Optionee will vacate the Properties within a reasonable time after such termination; and

(d)

the Optionee will ensure that the Properties will be in good standing with respect to assessment work for at least 12 months following termination.

11.

INDEPENDENT ACTIVITIES

11.1

Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein.  No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein.  The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a business arrangement or having fiduciary status shall not apply in the case of any party.

12.

CONFIDENTIALITY OF INFORMATION

12.1

Except as otherwise provided in this paragraph, all parties shall treat all data, reports, records and other information relating to this Option Agreement and the Properties as confidential except to the extent that the Optionee must make disclosure in accordance with the requirements of the regulatory bodies to which it is subject.

13.

DELAYS

13.1

If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Option Agreement by reason of a cause beyond the control of such party, whether or not foreseeable, excluding lack of funds but including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts or other labour disruptions, wars, acts of God, government regulation (including currency control) or interference or the inability to secure on reasonable terms any private or public permits or authorizations, including those from securities regulatory bodies, unusually harsh or adverse weather conditions, native land claims and legal proceedings, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this Option Agreement and the time within which such party is obliged to comply with any such term, covenant or condition of this Option Agreement shall be extended by the total period of all such delays.  In order that the provisions of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof, and the day upon which the same arose, and shall take all reasonable steps to remove the cause of such delay or prevention, and shall give like notice forthwith following the date that such cause ceased to subsist.

14.

ASSIGNMENT

14.01   The Optionee may dispose of all or any part of its interests in and to the Properties and this Option Agreement to any third party who will then be subject to the terms of  this Option Agreement and responsible for performing the obligations of the Optionee hereunder in respect of the  Properties which are the subject of such assignment.

15.

NOTICES

15.1

Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or if mailed by registered air mail or by fax, addressed as follows:

In the case of the Optionor:

Rudolf Wahl

P.O. Box 1022

47 Graham Crest.

Marathon Ontario

P0T 2E0

Russel Renner

Box 794

Marathon Ontario

P0t 2E0

James Bond

Box 299

Moorefield West Virginia

USA 26836

In the case of The Optionee:

Ripple Lake Diamonds Inc.
Suite 305 – 595 Howe Street
Vancouver, B.C., V6C 2T5

Attention:

Robert Lipsett

Fax No.:

604-688-9727

and any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the third business day following the date of mailing, or, if faxed, on the next succeeding business day following the faxing thereof PROVIDED HOWEVER that during the period of any postal interruption in either the country of mailing or the country of delivery, any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same.  Any party may from time to time by notice in writing change its address for the purpose of this paragraph.

16.

GENERAL TERMS AND CONDITIONS

16.1

The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Option Agreement.

16.2

This Option Agreement represents the entire understanding between the parties with respect to the subject matter hereof.  No changes, alterations, or modifications of this Option Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by both parties hereto.

16.3

The titles to the articles to this Agreement shall not be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

16.4

The schedules to this Option Agreement shall be construed with and as an integral part of this Option Agreement to the same extent as if they were set forth verbatim herein.

16.5

All references to dollar amounts contained in this Option Agreement are references to Canadian funds.

16.6

This Option Agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia, and is subject to the exclusive jurisdiction of the Courts of British Columbia.

16.7

This Option Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Option Agreement has been executed by the parties hereto as of the day and year first above written.

Rudolf Wahl

/s/ Rudolf Wahl

Russel Renner

/s/ Russel Renner

James Bond

/s/ James Bond

Ripple Lake Diamonds Inc.

/s/ Robert Lipsett

Schedule A

PROPERTIES

1. Prairie Lake South

Foxtrap Lake Township, G-0592

Claim number:

3003443

consisting of 15 units

in good standing until 16 Sept. 2005

work applied $6,000 19 April 2004

Total Reserve on this claim block is $3,410

Claim number: 3003444

consisting of 15 units

in good standing until 16 Sept. 2005

work applied $6,000 19 April 2004

Total Reserve on this claim block is $3,410

Total of 30 units

Schedule B

NET RETURNS INTEREST

 In this Option Agreement the expression "Net Returns" shall mean:

(i)

in the case of gold or silver process by refinery, an amount equal to the number of ounces credited to the Optionee by the refinery on the Final Settlement Date, multiplied by the price per ounce as given in the London P.M.  fixing (for gold) and the Handy and Harmon base price (for silver) on the Final Settlement Date (which are deemed to have been received by the optionee), less allowable deductions; or

(ii)

in all other cases, the amount received by the optionee from the purchaser of the ores, minerals are other products less allowable deductions.  Allowable deductions means, to the extent born or to be borne by the Optionor, all sales, severance and other similar taxes and duties (but excluding any taxes and net income), all charges for and taxes on transportation from the mine or if the ores are processed from a plant producing a concentrates or other saleable products, to the place of sale and all insurance and security costs and charges; all purchaser’s smelting, refining and other treatment charges, all representation, assaying, and umpire costs and fees and marketing costs and commissions;

(iii)

“Final Settlement Date” means the date on which refined gold or silver is available to the Optionor